Exhibit 5



DMBW, Inc.                                      13949 W. Colfax Ave., Suite 110
DERRY, MICHENER, BOOTH & WAHL                   Golden, Colorado  80401
MINING AND GEOLOGICAL CONSULTANTS               Telephone:  (303) 233-8786
                                                Telecopier: (303) 232-2586




June 26, 1997



Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, CO  80202

Gentlemen:

We hereby consent to the reference to our report, dated January 17, 1997 and entitled Audit of Ore Reserves at the Gilt Edge Deposit, Lawrence County, South Dakota and the Stibnite Deposit, Valley County, Idaho, contained in the
Registration Statement on Form S-4, of Dakota Mining Corporation (the "Company"), which Form S-4 is incorporated by reference into (i) the Registration Statement, as amended, of the Company, on Form S-3 (File No. 33-73958), and (ii) the Registration Statement of the Company, on Form S-8.

Yours truly,



/c/s/ I.S. Parrish
I.S. Parrish, President
CPG #4612, FGAC #F1662